EXHIBIT C

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER is made as of this ____ day of ___________________, 2000, by and among PUBLIC ACCESS LIGHTING, LLC, an Illinois limited liability company ("PAL"), CPI ACQUISITION CORP., an Illinois corporation wholly owned by PAL ("CAC"), and COMPUTER POWER, INC., a New Jersey corporation ("CPI").

         1.       Merger.
                  ------

         (a) Upon the terms of this Agreement, CPI will merge into CAC on __________________, 2000 (the "Merger"). Following the Merger, the separate existence of CPI will cease and CAC will continue as the surviving corporation.

         (b) On ________________, 2000 (the "Effective Date"), the parties shall file a Certificate of Merger with (i) the New Jersey Secretary of State in such form as required by the New Jersey Business Corporation Act, and (ii) the Illinois Secretary of State in such form as required by the Illinois Business Corporation Act. The Merger will become effective at such time as the Certificate of Merger is filed.

         (c) On _______________, 2000, by virtue of the Merger and without any action on the part of the holder thereof, each share of CPI common stock issued and outstanding immediately prior to the Effective Date (other than shares of CPI common stock owned by PAL, all of which shall be canceled) shall be converted into cash at the rate of __________________ ($__________) for each share of common stock and each share so converted shall thereupon be cancelled. Each share of CPI common stock issued and owned by PAL shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired and no cash or other consideration shall be delivered in exchange therefor.

         (d) The Certificate of Incorporation of CAC as in effect immediately prior to the Effective Date shall be the Certificate of Incorporation of the surviving corporation.

         (e) The by-laws of CAC shall become the by-laws of the surviving corporation.

         (f) There are no appraisal rights for shareholders.

         (g) On the Effective Date, the name of CAC shall become and be Computer Power, Inc.

         2.       Exchange of Certificates for Payment.
                  ------------------------------------

         (a) PAL shall appoint an exchange agent reasonably acceptable to CPI to act as payment agent hereunder. At or prior to the Effective Date, PAL will deposit with the exchange agent sufficient funds for the payment to shareholders for the shares.

         (b) As soon as reasonably practicable after the Effective Date, PAL shall instruct the exchange agent to mail to each CPI shareholder (i) a letter of transmittal which shall specify that delivery of payment shall be effected, and risk of loss and title to the stock certificates shall pass, only upon delivery of the stock certificates to the exchange agent, and which letter shall be in customary form and have such provisions as PAL may reasonably specify; and
(ii) instructions for effecting the surrender of such stock certificates in exchange for cash. Upon surrender of a stock certificate to the exchange agent together with the letter of transmittal duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required by exchange agent, the holder of such stock certificate shall be entitled to receive payment at a rate of $._____ per share of common stock. No interest will be paid or accrue on any cash payable.

         (c) No dividends or other distributions declared or made with respect to shares of CAC with a record date after the Effective Date shall be paid to a holder of any unsurrendered stock certificates and no cash payment shall be paid to any holder until such holder shall surrender such stock certificate or shall provide such affidavits of lost, stolen or mutilated certificates or other similar documentation acceptable to PAL, CPI and their respective counsel, as set forth below.

         (d) All cash paid upon conversion of shares of common stock shall be deemed to be paid in full satisfaction of all rights pertaining to the shares of CPI common stock.

         (e) Any portion of the funds deposited by PAL which remain undistributed to holders of stock certificates for six (6) months after the Effective Date shall be delivered to PAL. Any holders of stock certificates who, as of such date, have not complied with the terms for surrender shall thereafter look only to PAL for payment.

         (f) If any stock certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such stock certificate to be lost, stolen or destroyed and, if required by PAL, the posting by such person of a bond in such reasonable amount as PAL may direct as indemnity against any claim that may be made against it with respect to such stock certificate, the exchange agent shall deliver in exchange for such lost, stolen or destroyed stock certificate, payment at a rate of $.______ per share as consideration for such lost, stolen or destroyed certificate.

         (g) PAL and CAC shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of a stock certificate, any amounts required to be deducted and withheld with respect to the making of these payments under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law.

         (h) At and after the Effective Date, the officers and directors of CAC will be authorized to execute and deliver in the name and on behalf of CPI any deeds, bills of sale, other instruments, assignments or assurances and to take and do, in the name and on behalf of CPI, any other actions to vest, perfect, transfer, confirm and record or otherwise in CAC any and all right, title and interest in, to and under any of the rights, properties or assets to be acquired by CAC in connection with or as a result of the Merger.

         3.       Representations and Warranties of CPI.
                  -------------------------------------

         CPI hereby represents and warrants:

         (a) CPI (and the undersigned representative of CPI, if any) has full power, authority and legal right to execute this Agreement and observe all of the terms of this Agreement on CPI's part to be performed.

         (b) CPI (i) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (ii) is duly qualified to transact business and is in good standing in each state(s) or commonwealth(s) where it does business; and (iii) has all necessary approvals, governmental and otherwise, and full power and authority to carry on its business as now conducted and proposed to be conducted.

         (c) The execution, delivery and performance of this Agreement (i) are within the power of CPI; (ii) have been authorized by all requisite action;
(iii)  have   received  all  necessary   approvals   and  consents,   corporate,
governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law, any order or judgment of any court of governmental authority, or any indenture, agreement or other instrument to which CPI is a party or by which it or any of its assets is or may be bound or affected; (v) will not require any authorization or license from, or any filing with, any governmental or other body; and (vi) constitutes the legal, valid and binding obligations of CPI, enforceable against CPI in accordance with their respective terms, except as may be limited by (A) bankruptcy, insolvency or other similar laws affecting the rights of creditors generally, and (B) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         4.       Representation and Warranties of PAL and CAC.
                  --------------------------------------------

         (a) PAL and CAC (and the undersigned representative of PAL and CAC, respectively, if any) have full power, authority and legal right to execute this Agreement and to keep and observe all of the terms of this Agreement on PAL's or CAC's part respectively to be performed.

         (b) PAL (i) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (ii) is duly qualified to transact business and is in good standing in each state or commonwealth where it does business; and (iii) has all necessary approvals, governmental and otherwise, and full power and authority to carry on its business as now conducted and proposed to be conducted.

         (c) The execution, delivery and performance of this Agreement (i) are within the power of PAL or CAC, respectively; (ii) have been authorized by all requisite action; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law, any order or judgment of any court of governmental authority, or any indenture, agreement or other instrument to which PAL or CAC is a party or by which it or any of its assets is or may be bound or affected; (v) will not require any authorization or license from, or any filing with, any governmental or other body; and (vi) constitutes the legal, valid and binding obligations of PAL or CAC, enforceable against PAL or CAC in accordance with their respective terms, except as may be limited by (A) bankruptcy, insolvency or other similar laws affecting the rights of creditors generally, and (B) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         5.       General Provisions.
                  ------------------

         (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable under applicable laws to consummate the Merger.

         (b) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter thereof.

         (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to choice of law principles thereof.

         (d) PAL and CPI shall use their reasonable best efforts to ensure all press releases and other communications with respect to the Merger shall be mutually acceptable.

         (e) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall be effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be signed as of the day first above written.

                           PUBLIC ACCESS LIGHTING, LLC

                           By:

                               Susan Larson, Manager


                           CPI ACQUISITION CORP.



                           By:

                           Susan Larson, President


                           COMPUTER POWER, INC.




                           By: